EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

___ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association                            94-1347393
(Jurisdiction of incorporation or                                (I.R.S. Employer
organization if not a U.S. national                            Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota                                57104
(Address of principal executive offices)                            (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

VECTOR GROUP LTD.
(Exact name of obligor as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware    65-0949535
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No.)

4400 Biscayne Boulevard
Miami, Florida     33137
(Address of principal executive offices)                            (Zip code)
_____________________________

Debt Securities
(Title of the indenture securities)

The following direct and indirect subsidiaries of registrant may guarantee the debt securities and are co-registrants under this registration statement.

Name of co-registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
100 Maple LLC	Delaware	65-0960238
DER Holdings LLC	Delaware	56-2182559
Eve Holdings LLC	Delaware	56-1703877
Liggett & Myers Holdings Inc.	Delaware	51-0413146
Liggett Group LLC	Delaware	56-1702115
Liggett Vector Brands LLC	Delaware	74-3040463
V.T. Aviation LLC	Delaware	51-0405537
Vector Research LLC	Delaware	65-1058692
Vector Tobacco Inc.	Virginia	54-1814147
VGR Aviation LLC	Delaware	65-0949535
VGR Holding LLC	Delaware	65-0949536
Zoom E-Cigs LLC	Delaware	65-0949535

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.    A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate
Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.    Not applicable.

Exhibit 6.    The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.    Not applicable.

Exhibit 9.    Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and State of Florida on the 10th day of April, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Tina D. Gonzalez
Tina D. Gonzalez
Vice President

EXHIBIT 6

April 10, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Tina D. Gonzalez
Tina D. Gonzalez                                                        Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
______________
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin                            $ 22,427
Interest-bearing balances                                         149,483
Securities:
Held-to-maturity securities                                     144,679
Available-for-sale securities                                     255,037
Equity Securities with readily determinable fair value not held for trading                 79
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices                                 114
Securities purchased under agreements to resell                             41,906
Loans and lease financing receivables:
Loans and leases held for sale                                     7,833
Loans and leases, net of unearned income                     923,885
LESS: Allowance for loan and lease losses                         9,504
Loans and leases, net of unearned income and allowance                        914,381
Trading Assets                                                 40,722
Premises and fixed assets (including capitalized leases)                             7,982
Other real estate owned                                             457
Investments in unconsolidated subsidiaries and associated companies                         12,863
Direct and indirect investments in real estate ventures                      229
Intangible assets 39,280
Other assets                                                 51,879
___________
Total assets                                             $1,689,351
LIABILITIES
Deposits:
In domestic offices                                     $1,282,404
Noninterest-bearing                             399,731
Interest-bearing                             882,673
In foreign offices, Edge and Agreement subsidiaries, and IBFs                     59,567
Noninterest-bearing                             1,084
Interest-bearing                             58,483
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices                             6,516
Securities sold under agreements to repurchase                             5,959

Dollar Amounts
In Millions
_______________

Trading liabilities                                                 11,537
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)                 115,522
Subordinated notes and debentures                                         11,751
Other liabilities                                                 30,852
_______
Total liabilities                                             $1,524,108

EQUITY CAPITAL
Perpetual preferred stock and related surplus 0
Common stock                                                 519
Surplus (exclude all surplus related to preferred stock)                              114,541
Retained earnings                                                 53,527
Accumulated other comprehensive income                                     -3,686
Other equity capital components                                         0
________
Total bank equity capital                                             164,901
Noncontrolling (minority) interests in consolidated subsidiaries                         342

Total equity capital                                             165,243
________
Total liabilities, and equity capital                                      $1,689,351

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Directors
James Quigley
Theodore F. Craver, Jr.
Karen B. Peetz